Exhibit 99.1
Constant Contact Announces Full Year and Fourth Quarter 2010 Financial Results
2010 revenue increases 35% and adjusted EBITDA margin expands to record 13%
Quarterly revenue increases 30% year-over-year
Quarterly adjusted EBITDA increases 250% year-over-year
WALTHAM, MA — February 3, 2011 — Constant Contact®, Inc. (Nasdaq: CTCT), a leading provider of email marketing, event marketing, social media marketing and online survey tools for small organizations, today announced its financial results for the fourth quarter and full year ended December 31, 2010.
“Constant Contact delivered another strong quarter, with better-than-expected revenue and profitability leading to full year 2010 results that were above our original and most recent financial guidance,” said Gail Goodman, CEO of Constant Contact. “Our combination of easy-to-use marketing tools and our award winning customer support, education and personal coaching provides an unparalleled value proposition for small businesses. This enabled Constant Contact to deliver 35 percent revenue growth for 2010, one of the fastest growth rates of any publicly traded SaaS company. We accomplished this in the midst of a difficult economic environment for small businesses.”
Goodman added, “We are evolving from an email marketing company to a broader marketing platform allowing small organizations to engage their audiences in many ways and across many channels. As we continue to expand and evolve our product offerings we believe we further distance Constant Contact from the competition and create new opportunities to drive growth. We have never been more excited about Constant Contact’s long-term opportunity and market position.”
Fourth Quarter 2010 Financial Metrics:
•	Revenue for the fourth quarter, ended December 31, 2010, was $47.5 million, an increase of 30% compared to revenue of $36.5 million for the comparable period in 2009.

•	Gross margin in the fourth quarter was 71.1%, compared to 70.5% for the comparable period in 2009.

•	GAAP net income was $1.7 million for the fourth quarter of 2010, an increase from GAAP net loss of $1.8 million for the comparable period in 2009.

•	GAAP net income per diluted share was $0.05 for the fourth quarter of 2010, based on diluted weighted average shares outstanding of 30.3 million, an increase from a GAAP net loss of $0.06 for the comparable period in 2009.

•	Adjusted EBITDA for the fourth quarter of 2010 was $7.5 million, an increase of 250% compared to adjusted EBITDA of $2.1 million for the comparable period in 2009.

•	Adjusted EBITDA margin for the fourth quarter was 15.8%, compared to 5.9%for the comparable period in 2009.

•	Non-GAAP net income per diluted share was $0.15 for the fourth quarter of 2010, an increase compared to a non-GAAP net loss of $0.01 for the comparable period in 2009.

•	Cash from operations was $4.6 million for the three months ended December 31, 2010, as compared to $5.7 million for the comparable period in 2009, and capital expenditures for the quarter were $5.2 million compared to $3.4 million for the comparable period in 2009.

•	The company had $124.4 million in cash, cash equivalents and short-term marketable securities at December 31, 2010.

Full Year 2010 Financial Metrics:
•	Revenue for 2010 was $174.2 million, an increase of 35% compared to revenue of $129.1 million for the full year of 2009.

•	Gross margin for both 2010 and 2009 was 70.8%.

•	GAAP net income was $2.9 million for 2010, an increase from GAAP net loss of $1.3 million for the full year of 2009.

•	GAAP net income per diluted share was $0.10 for 2010, based on diluted weighted average shares outstanding of 29.9 million, an increase from a GAAP net loss per share of $0.04 for 2009.

•	Adjusted EBITDA for 2010 was $23.0 million, an increase of 93% compared to adjusted EBITDA of $11.9 million for 2009.

•	Adjusted EBITDA margin for 2010 was 13.2%, compared to 9.2% for 2009.

•	Non-GAAP net income per diluted share was $0.38 for 2010, an increase compared to a non-GAAP net income per diluted share of $0.13 for 2009.

•	Cash from operations was $25.0 million for 2010 compared to $21.9 million in 2009, and capital expenditures were $17.2 million in 2010 compared to $16.6 million in 2009.
Operating Metrics:
•	Added approximately 45,000 gross new unique paying customers in the quarter, consistent with the year ago period and up from approximately 40,000 gross new unique paying customers added in the third quarter of 2010. (*)

•	For the full year 2010, acquired approximately 185,000 new unique paying customers, representing a record performance and up from approximately 175,000 new unique paying customers added during 2009. (*)

•	Ended the fourth quarter with approximately 435,000 unique paying customers, an increase from approximately 415,000 unique paying customers at the end of the third quarter of 2010 and approximately 350,000 unique paying customers at the end of the fourth quarter of 2009.(*)

•	Average monthly revenue per unique customer, ARPU, for the fourth quarter was $37.23, up from $36.90 in the third quarter of 2010, and up from $36.00 in the comparable period in 2009.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the fourth quarter.

•	Totaled 1.7 paid products per unique customer as of December 31, 2010 as compared to 1.6 as of December 31, 2009.

(*)	Figures are rounded to nearest 5,000.
Other Recent Highlights:
•	Constant Contact now has more than 7,000 organizations as part of its channel partner program.
•	Integrated with HootSuiteTM, YolaTM, YelpTM, foursquareTM and CitySearch® to include new social media marketing features into its email marketing and social media monitoring tools, making it easier than ever for small businesses, nonprofits, and associations to grow their business through social media marketing.

•	Signed additional AppConnect® partnerships in the quarter with companies including: BridgeCart, CloudAccess.NetTM, Next Analytics, QuickCart and Revenue Expect.

•	In November 2010, the company released results from its latest Small Business Attitudinal Survey indicating that 92% of small businesses think that email marketing is an important tool in marketing their business. Small businesses reported an increased use of social media tools, viewing these tools as both additive and complementary to other marketing activities. 63% cited Facebook and 31% cited Twitter as important tools for marketing, up from 51% and 26%, respectively, from Constant Contact’s March 2010 survey. Email marketing, event marketing and online surveys also saw increases in importance compared to the spring survey results.

•	Launched its latest iPhone® application, QuickView 3.0, which was developed using the company’s open application programming interfaces (APIs). Small business owners can create timely email marketing messages to share quick updates and images directly from their iPhones.

•	In November announced the opening of its San Francisco office, bringing its total number of U.S. offices to four. The company is actively building out its social media team based in its San Francisco office.
Harpreet Grewal, CFO of Constant Contact said, “Constant Contact is fast evolving from a single product company with essentially one growth driver, to a multi-product company with three strong growth drivers — acquiring new customers, generating revenue growth through cross-sell efforts and increasing product usage. This more powerful model provides us the opportunity to deliver strong top-line growth, consistently high customer lifetime value and significantly higher profit margins. Our increased confidence led us to increase our long-term profit margin targets materially at our December analyst day. We expect strong top-line growth, continued margin expansion and a substantial increase in free cash flow in 2011.”
Business Outlook:
Based on information available as of February 3, 2011, Constant Contact is issuing guidance for the first quarter and full year 2011 as follows:
First Quarter 2011:
•	Total revenue in the range of $49.9 million to $50.2 million

•	Adjusted EBITDA in the range of $4.25 million to $4.50 million

•	Non-GAAP net income per share in the range of $0.03 to $0.04 based on diluted weighted average shares outstanding of 30.6 million shares

•	GAAP net loss in the range of $1.6 million to $1.9 million

•	GAAP net loss per share to be in the range of $0.05 to $0.06 based on basic weighted average shares outstanding of 29.4 million.

•	GAAP net loss includes an estimated stock-based compensation expense of approximately $2.9 million
Full Year 2011:
•	Total revenue in the range of $217 million to $219 million

•	Adjusted EBITDA in the range of $34.3 million to $35.7 million

•	Non-GAAP net income per share in the range of $0.61 to $0.66 based on diluted weighted average shares outstanding of 31.0 million shares.

•	GAAP net income to be in the range of $6.2 million to $7.7 million and GAAP net income per share to be in the range of $0.21 to $0.26

•	GAAP net income includes an estimated stock-based compensation expense of approximately $13 million.

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow.
Adjusted EBITDA is calculated by taking GAAP net income (loss), adding depreciation and amortization, stock-based compensation, adjusting for taxes, then subtracting interest and other income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.
Non-GAAP net income per share is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the weighted average shares outstanding.
Free cash flow is calculated by subtracting acquisition of property and equipment from net cash provided by operating activities.
Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact fourth quarter and full year 2010 financial results conference call
When:	Thursday, February 3, 2011
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international

Replay:	(800) 642-1687, passcode 35461711, domestic
(706) 645-9291, passcode 35461711, international
Webcast:	http://investor.constantcontact.com/(live and replay)
The webcast will be archived on Constant Contact’s website for a period of three months.
About Constant Contact, Inc.
Constant Contact’s email marketing, event marketing, social media marketing and online survey tools help small organizations grow their businesses by building stronger customer relationships. More than 400,000 small businesses, non-profit organizations, and member associations worldwide rely on Constant Contact’s easy-to-use; affordable online tools to create and deliver personalized, professional communications that engage casual customers, members, prospects, and passionate customers wherever they congregate online — from their email inboxes to their social networks. All Constant Contact products come with unmatched education, training and personal coaching services, and award-winning technical support. Founded in 1995, Constant Contact is a publicly traded company (Nasdaq: CTCT) with offices in Waltham, Mass.; Loveland, Colo.; Delray, Fla.; and San Francisco, Calif. Learn more at www.ConstantContact.com, or call 781-472-8100.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s value proposition for small businesses, the evolving nature of the company’s business model, the company’s expanding product offerings, competitive advantage, growth drivers, long-term opportunity and market position, higher profit margins and the company’s financial guidance for the first quarter of 2011 and full year 2011. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Melissa Ayres
Constant Contact
(781) 370-8602
mayres@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue	$47,467	$36,455	$174,231	$129,061
Cost of revenue	13,729	10,739	50,825	37,692

Gross profit	33,738	25,716	123,406	91,369

Operating expenses:
Research and development	6,531	5,033	23,985	18,367
Sales and marketing	21,187	18,742	78,881	61,023
General and administrative	4,574	3,799	18,028	13,749

Total operating expenses	32,292	27,574	120,894	93,139

Income (loss) from operations	1,446	(1,858)	2,512	(1,770)

Interest and other income	92	96	341	510

Income (loss) before income taxes	1,538	(1,762)	2,853	(1,260)

Benefit for income taxes	120	—	61	—

Net income (loss)	$1,658	$(1,762)	$2,914	$(1,260)

Net income (loss) per share:
Basic	$0.06	$(0.06)	$0.10	$(0.04)
Diluted	$0.05	$(0.06)	$0.10	$(0.04)

Weighted average shares outstanding used in computing per share amounts:
Basic	29,058	28,355	28,765	28,253
Diluted	30,316	28,355	29,945	28,253

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss)	$1,658	$(1,762)	$2,914	$(1,260)

Subtract:
Interest and other income	92	96	341	510
Benefit for income taxes	120	—	61	—

Add back:
Depreciation and amortization	3,302	2,527	11,897	8,572
Stock-based compensation expense	2,742	1,471	8,552	5,084

Adjusted EBITDA	$7,490	$2,140	$22,961	$11,886

Divide by:
Revenue	$47,467	$36,455	$174,231	$129,061

Adjusted EBITDA margin	15.8%	5.9%	13.2%	9.2%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss)	$1,658	$(1,762)	$2,914	$(1,260)

Add back:
Stock-based compensation expense	2,742	1,471	8,552	5,084

Non-GAAP net income (loss)	$4,400	$(291)	$11,466	$3,824

Non-GAAP net income (loss) per share: diluted	$0.15	$(0.01)	$0.38	$0.13

Weighted average shares outstanding used in computing per share amounts	30,316	28,355	29,945	29,452
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net cash provided by operating activities	$4,598	$5,704	$25,048	$21,945

Subtract:
Acquisition of property and equipment	5,241	3,376	17,158	16,586

Free cash flow	$(643)	$2,328	$7,890	$5,359

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	December 31,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$32,892	$59,822
Marketable securities	91,461	53,280
Accounts receivable, net	44	53
Prepaid expenses and other current assets	5,562	3,420

Total current assets	129,959	116,575

Property and equipment, net	29,723	23,891
Restricted cash	750	750
Goodwill	5,248	—
Acquired intangible assets, net	781	—
Other assets	1,214	272

Total assets	$167,675	$141,488

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,444	$5,806
Accrued expenses	6,724	7,211
Deferred revenue	25,103	20,341

Total current liabilities	39,271	33,358

Long-term accrued rent	2,282	3,162

Total liabilities	41,553	36,520

Common stock	293	284
Additional paid-in capital	168,974	150,716
Accumulated other comprehensive income	13	40
Accumulated deficit	(43,158)	(46,072)

Total stockholders’ equity	126,122	104,968

Total liabilities and stockholders’ equity	$167,675	$141,488

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Year Ended
	December 31,
	2010	2009

Cash flows from operating activities
Net income (loss)	$2,914	$(1,260)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,897	8,572
Accretion of discount on investments	128	72
Stock-based compensation expense	8,552	5,084
Recovery of bad debts	(2)	(8)
Gain on sales of marketable securities	(11)	(6)
Deferred taxes	(180)	—
Change in operating assets & liabilities, net of effects from acquisition:
Accounts receivable	11	(5)
Prepaid expenses and other current assets	(2,130)	250
Other assets	(942)	(122)
Accounts payable	1,638	1,020
Accrued expenses	(709)	1,750
Deferred revenue	4,762	5,289
Long-term accrued rent	(880)	1,309

Net cash provided by operating activities	25,048	21,945

Cash flows from investing activities
Purchases of marketable securities	(147,525)	(65,739)
Proceeds from maturities of marketable securities	87,195	33,750
Proceeds from sales of marketable securities	22,005	12,509
Net increase in restricted cash	—	(442)
Payment for acquisition, net of cash acquired	(2,225)	—
Acquisition of property and equipment	(17,158)	(16,586)

Net cash used in investing activities	(57,708)	(36,508)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	4,958	468
Proceeds from issuance of common stock pursuant to employee stock purchase plan	772	674

Net cash provided by financing activities	5,730	1,142

Net decrease in cash and cash equivalents	(26,930)	(13,421)
Cash and cash equivalents, beginning of period	59,822	73,243

Cash and cash equivalents, end of period	$32,892	$59,822

Supplemental disclosure of non-cash investing and financing activities
Issuance of common stock in connection with the acquisition of NutshellMail	$3,603	$—
Capitalization of stock-based compensation	382	78